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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894,
No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087 and No.
333-39089) of McDermott International, Inc. and the Registration Statement on Form S-3 (No. 333-69474) of McDermott International, Inc. of our report dated March 24, 2003, relating to the consolidated financial statements of McDermott International, Inc., which appears in this Form 10-K.


PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 27, 2003